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                        BERKELEY CAPITAL MANAGEMENT FUNDS
                        650 California Street, Suite 2800
                        San Francisco, California  94108


Berkeley International Securities Corporation
650 California Street, Suite 2800
San Francisco, California  94108

                                                          Date: January __, 1997


     Re:  Underwriting Agreement
          ----------------------

Ladies and Gentlemen:

     We are a Delaware business trust operating as an open-end management investment company (hereinafter referred to as the "Trust"). As such, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are or will be registered under the Securities Act of 1933, as amended (the "1933 Act"). Each series of shares of beneficial interest (individually a "Fund" and collectively the "Funds") authorized for issuance by the Trust and for sale pursuant to this Agreement is listed in APPENDIX A hereto, as such Appendix may be amended from time to time. Each series constitutes a distinct and separate investment portfolio for shareholders of such shares. We desire to offer and sell shares of the Funds (the "Shares") to the public in accordance with the applicable federal and state securities laws.

     A registration statement on Form N-1A (as amended from time to time, the "Registration Statement") has been filed with the Securities and Exchange Commission ("SEC") with respect to the shares we currently desire to be offered and sold, and such Registration Statement with respect to such Shares has been declared effective under the 1933 Act and 1940 Act by the SEC. The Registration Statement contains a form of prospectus and statement of additional information which, in the form such documents have been or will be filed with the SEC pursuant to Rule 497 under the 1933 Act, are referred to herein, respectively, as the "Prospectus" and the "Statement of Additional Information". The Prospectus and Statement of Additional Information for each Fund are intended to be the primary documents used in the offer and sale of Shares of such Fund.

     You have informed us that your company is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934, as amended, and that your company is a member of the

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National Association of Securities Dealers, Inc.  You have indicated your desire to act as the exclusive selling agent and principal distributor for Shares of each Fund. We have been authorized to execute and deliver this Agreement to you on behalf of each Fund by consent of our Trustees, given at a meeting at which a majority of our Trustees, including a majority of our Trustees who are not otherwise interested persons of the Trust and who are not interested persons of your company, were present and voted in favor of approving this Agreement.


     1. APPOINTMENT OF UNDERWRITER. Upon the execution of this Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein and in our Registration Statement, as it will be amended from time to time, we hereby appoint you as the exclusive sales agent for the Shares of the Funds and agree that we will deliver such Shares as you may sell. You agree to use your best efforts to promote the sale of Shares of the Funds, but are not obligated to sell any specific number of Shares.

     2. INDEPENDENT CONTRACTOR. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind us by your actions, conduct or contracts except that you are authorized to accept orders for the purchase or repurchase of the Shares as our agent. You may appoint sub-agents or distribute through dealers (pursuant to a Master Selling Group Agreement that may be entered into in the future) your own sales representatives or otherwise as you may determine from time to time, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase of Shares of the Funds on our behalf or otherwise act as our agent for any purpose.

     3. PUBLIC OFFERING. The Shares of each Fund shall be offered for sale to the public at (i) a price equal to their respective net asset value per Share (without a sales load), or (ii) at a public offering price that includes the applicable sales load, if any, as set forth in the then current Prospectus of such Fund. On each business day that the New York Stock Exchange is open for business, we will furnish you with the net asset value of the Shares, which shall be determined and become effective on that day as set forth in the then current effective Prospectus of each Fund. The net asset value so determined shall apply to all orders for the purchase of our Shares received by dealers and you prior to such determination, and you are authorized as our agent to accept orders and confirm sales at such net asset value plus your sales commission as may be applicable, provided that such dealers notify you of the time


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when they received the particular order and that the order is placed with you prior to your close of business on the day that the applicable net asst value is determined. To the extent that the Transfer Agent, Custodian, or other authorized agent for the Funds receives payments on behalf of investors, such agent shall be required to record the time of such receipt with respect to each payment, and the applicable net asset value and public offering price shall be that which is next determined and effective after the time of receipt by them. In all events, you shall forthwith notify such agent (and any dealers comprising a selling group, if applicable) of the effective net asset value as received from us. Should we at any time calculate the net asset value more frequently than once each business day, you and we will follow procedures with respect to such additional price or prices comparable to those set forth above in this Section 3.


     4. SALES LOAD OR COMMISSION. You shall be entitled to charge a sales commission on the sale of the Shares of each Fund in the amount, if any, set forth in the then current effective Prospectus for such Fund. Such commission (subject to any quantity or other discounts or eliminations of commission as set forth in the Fund's then current effective Prospectus) shall be an amount mutually agreed upon between us and equal to the difference between the net asset value and the public offering price of the Shares. You may allow such sub-agents (or dealers, if applicable) such commissions or discounts, including payments exceeding the total sales commission, as you shall deem advisable so long as any such commissions or discounts are set forth in the then current effective Prospectus of such Fund to the extent required by all applicable securities laws. Unless otherwise agreed to as provided herein, Shares will be offered at net asset value without any sales load.

     5. PAYMENT FOR SHARES. At or prior to the time of delivery of any of the Shares, you will pay or cause to be paid to the Fund's Custodian, for the applicable Fund's account, an amount in cash equal to the net asset value of such Shares. In the event that you pay for Shares sold by you prior to your receipt of payment from purchasers, you are authorized to reimburse yourself for the net asset value of such Shares when received by you.

     6. TRANSFER AGENT REGISTRATION OF SHARES. No Shares of any Fund shall be registered on the books of such Fund until (i) receipt by us of your written request therefor; (ii) receipt by the Fund's Transfer Agent of a certificate signed by an officer of the Trust stating the amount to be received therefor; and (iii) receipt of payment of that amount by the Fund's Custodian. We will provide for the recording of all Shares purchased in

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uncertificated form in "book accounts."  Share certificates will not be issued.

     7. PURCHASES FOR YOUR OWN ACCOUNT. You shall not purchase the Shares for your own account for purposes of resale to the public, but you may purchase shares for your own investment account upon written assurance that the purchase is for investment purposes only and that the Shares will not be resold except through redemption by us.

     8. FURNISHING AND USE OF INFORMATION. We will furnish to you such information with respect to each Fund and its Shares, in such form and signed by such of our officers as you may reasonably request, and we warrant that the statements therein contained when so signed will be true and correct. We will also furnish you with such information and will take such action as you may reasonably request in order to qualify the Shares for sale to the public under the securities laws of jurisdictions in which you may wish to offer them. We will furnish you at least annually with audited financial statements of our books and accounts certified by independent public accountants, and, from time to time, with such additional information regarding our financial condition as you may reasonably request. We or each Fund's investment manager will furnish you with as many copies of each Fund's current Prospectus, Statement of Additional Information and Annual and Semi-Annual Reports to Shareholders as you shall reasonably request; we hereby undertake that each such prospectus, Statement of Additional Information and Annual and Semi-Annual Report to Shareholders will be current, accurate and complete in all material respects and that any supplements to or revised versions of a Prospectus or Statement of Additional Information will be promptly furnished to you. You agree that, in distributing a Fund's Shares, you will only use the most current versions of the Prospectus and Statement of Additional Information, and the most current Annual and Semi-Annual Reports to Shareholders, each as supplied, supplemented or revised by us.

     9. MARKETING MATERIALS. Other than each Fund's current Prospectus, Statement of Additional Information, and Annual and Semi-Annual Report or other periodic Reports to Shareholders, you will not disseminate to the public any information about the Fund without prior approval. You agree that all advertising, sales, and marketing materials or other statements about a Fund that are disseminated to the public will conform to the requirements of all applicable securities laws and regulations and will be or will have been filed, where necessary, with the appropriate regulatory authorities. We must approve all such marketing materials prior to use and no such materials shall be published or distributed if we shall reasonably and promptly object.

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     10.  CONDUCT OF BUSINESS.  You shall comply with the applicable securities laws and regulations of the jurisdiction where the Shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the Conduct Rules of the National Association of Securities Dealers, Inc.

     11.  ALLOCATION OF EXPENSES.

     (a) We or each Fund's investment manager will pay all expenses which are typically associated with the operation of our business and the business of the Fund including without limitation (i) all costs associated with the preparation, printing and distribution of current Prospectuses, Statements of Additional Information, Annual and Semi-Annual Reports to Shareholders and, to the extent legally permitted, any marketing materials relating to the Funds (except such materials as you shall separately request and agree to pay for) and (ii) the filing and other fees to federal, state and other securities regulatory authorities necessary to register and maintain registration of the Shares.

     (b) You will be responsible for (i) the costs of preparing, printing, filing and distributing marketing materials which you specifically request and wish to use in distributing a Fund's Shares, which materials are in addition to any advertising, sales and marketing materials made available to you by each Fund's investment manager, (ii) the costs and fees associated with filing of copies of all advertising, sales and marketing material used by you with respect to a Fund with the appropriate federal, state and securities regulatory authorities and obtain the approval of the appropriate regulatory authorities of such marketing materials if any such approval is required, and (iii) all costs incurred by you in carrying out your responsibilities under this Agreement.

     12. OTHER ACTIVITIES. Your services pursuant to this Agreement shall not be deemed to be exclusive, and you may render similar services and act as an underwriter, distributor, or dealer for other investment companies in the offering of their shares.

     13.  TERM OF AGREEMENT.

     (a) This Agreement shall become effective on the date of its execution written below and shall remain in effect for a period of two (2) years from the date of its execution. This Agreement shall continue thereafter for periods not exceeding one (1) year if approved at least annually (i) by a vote of a majority of the outstanding voting securities of each Fund or by

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a vote of the Trustees of the Trust, and (ii) by a vote of a majority of the
Trustees of the Trust who are not interested persons or parties to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for the purpose of voting on such approval.

     (b) This Agreement: (i) may at any time be terminated without the payment of any penalty, either by vote of the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of each Fund with respect to such Fund, on sixty (60) days' written notice to you; (ii) shall immediately terminate in the event of its assignment; and (iii) may be terminated by you on sixty (60) days' written notice to us with respect to any Fund.

     14. SUSPENSION OF SALES. We reserve the right at all times to suspend or limit the public offering of the Shares upon written notice to you and to reject any order for the purchase of the Shares in whole or in part.

     15. LIABILITY. Nothing herein shall be deemed to protect you against any liability to us or to our securities holders to which you would otherwise be subject by reason of your willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

     16. INDEMNIFICATION. We agree to indemnify and hold you harmless from and against any and all losses, claims, damages or liabilities to which you may become subject under the 1933 Act, the 1940 Act or any state securities statute, and to reimburse you for any legal or other expenses reasonably incurred by you in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement of the Trust; provided, however, that this indemnity shall not apply to any such losses, claims, damages, liabilities, or litigation arising out of or based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, which statement or omission was made in reliance upon information furnished to us by you for inclusion in the Registration Statement.

     You agree to indemnify and hold us harmless from and against any and all losses, claims, damage or liabilities to which we may become subject under the 1933 Act, the 1940 Act or any state securities statute, and reimburse us for any legal or other

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expenses reasonably incurred by us in connection with any claim or litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement; provided, however, that this indemnity shall not apply to any such losses, claims, damages, liabilities, or litigation arising out of or based upon any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Registration Statement, where such statement or omission was not made in reliance upon information furnished to us by you for inclusion in the Registration Statement.

     17. DISCLAIMER OF LIABILITY. You acknowledge that you have received notice of and accept the limitations on the Trust's liability set forth in its Agreement and Declaration of Trust, as amended from time to time. In accordance therewith, you agree that the Trust's obligations hereunder shall be limited to each Fund and the assets of each Fund, and no party shall seek satisfaction of any such obligation from any shareholders of the Trust, nor from any Trustee, officer, employee or agent of the Trust.

     18. MISCELLANEOUS. This Agreement shall be subject to the laws of the State of California and shall be interpreted and construed to further and promote the operation of the Trust as an open-end investment company. As used herein the terms "net asset value," "offering price," "investment company," "open-end investment company," "assignment," "principal underwriter," "interested person," "parents," and "majority of the outstanding voting securities," shall have the meanings set forth in the 1933 Act and the 1940 Act and the Rules and Regulations thereunder.

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     If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning two such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

                                   Very truly yours,

                                   Berkeley Capital Management Funds on behalf of the Funds set forth in APPENDIX A (as may be amended)


                                   By:
                                      ------------------------------------------
                                      Deborah A. Kemper
                                      President and Principal
                                      Executive Officer


Accepted:

Berkeley International Securities Corporation


By:
   --------------------------
   Michael J. Mayer
   Chairman


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                        BERKELEY CAPITAL MANAGEMENT FUNDS

                                   APPENDIX A
                                       TO
                             UNDERWRITING AGREEMENT


1.   This Agreement applies to Berkeley Capital Management Money Market Fund.




                                        BERKELEY CAPITAL MANAGEMENT FUNDS



                                        By
                                          ----------------------------------
                                          Deborah A. Kemper
                                          President and Principal
                                          Executive Officer

Accepted:

Berkeley International Securities Corporation



By
  --------------------------
  Michael J. Mayer
  Chairman


Date: January __, 1997.